COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 10 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Variable Series Trust II, do hereby certify that we have authorized the renaming of Columbia Variable Portfolio – Diversified Equity Income Fund to Columbia Variable Portfolio – Dividend Opportunity Fund, Columbia Variable Portfolio – Dynamic Equity Fund to Columbia Variable Portfolio – Large Core Quantitative Fund and Columbia Variable Portfolio – Emerging Markets Opportunity Fund to Columbia Variable Portfolio – Emerging Markets Fund and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia Variable Portfolio - Balanced Fund

Columbia Variable Portfolio - Cash Management Fund

Columbia Variable Portfolio - Core Equity Fund

Columbia Variable Portfolio - Diversified Bond Fund

Columbia Variable Portfolio - Dividend Opportunity Fund

Columbia Variable Portfolio - Emerging Markets Bond Fund

Columbia Variable Portfolio - Emerging Markets Fund

Columbia Variable Portfolio - Global Bond Fund

Columbia Variable Portfolio - Global Inflation Protected Securities Fund

Columbia Variable Portfolio - High Yield Bond Fund

Columbia Variable Portfolio - Income Opportunities Fund

Columbia Variable Portfolio - International Opportunity Fund

Columbia Variable Portfolio - Large Cap Growth Fund

Columbia Variable Portfolio - Large Core Quantitative Fund

Columbia Variable Portfolio - Limited Duration Credit Fund

Columbia Variable Portfolio - Managed Volatility Fund

Columbia Variable Portfolio - Mid Cap Growth Opportunity Fund

Columbia Variable Portfolio - Mid Cap Value Opportunity Fund

Columbia Variable Portfolio - S&P 500 Index Fund

Columbia Variable Portfolio - Select Large - Cap Value Fund

Columbia Variable Portfolio - Select Smaller - Cap Value Fund

Columbia Variable Portfolio - Seligman Global Technology Fund

Columbia Variable Portfolio - Short Duration U.S. Government Fund

Variable Portfolio - Aggressive Portfolio

Variable Portfolio - Conservative Portfolio

Variable Portfolio - Moderately Aggressive Portfolio

Variable Portfolio - Moderately Conservative Portfolio

Variable Portfolio - Moderate Portfolio

Variable Portfolio - American Century Diversified Bond Fund

Variable Portfolio - American Century Growth Fund

Variable Portfolio - Columbia Wanger International Equities Fund

Variable Portfolio - Columbia Wanger U.S. Equities Fund

Variable Portfolio - Davis New York Venture Fund

Variable Portfolio - DFA International Value Fund

Variable Portfolio - Eaton Vance Floating-Rate Income Fund

Variable Portfolio - Goldman Sachs Mid Cap Value Fund

Variable Portfolio - Invesco International Growth Fund

Variable Portfolio - Jennison Mid Cap Growth Fund

Variable Portfolio - J.P. Morgan Core Bond Fund

Variable Portfolio - Marsico Growth Fund

Variable Portfolio - MFS Value Fund

Variable Portfolio - Mondrian International Small Cap Fund

Variable Portfolio - Morgan Stanley Global Real Estate Fund

Variable Portfolio - NFJ Dividend Value Fund

Variable Portfolio - Nuveen Winslow Large Cap Growth Fund

Variable Portfolio - Partners Small Cap Growth Fund

Variable Portfolio - Partners Small Cap Value Fund

Variable Portfolio - PIMCO Mortgage-Backed Securities Fund

Variable Portfolio - Pyramis® International Equity Fund

Variable Portfolio - Wells Fargo Short Duration Government Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of June 14, 2012.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 10 to the Agreement and Declaration of Trust on June 14, 2012.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ John F. Maher John F. Maher

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ John J. Nagorniak John J. Nagorniak

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Catherine James Paglia Catherine James Paglia

/s/ William P. Carmichael William P. Carmichael	/s/ Leroy C. Richie Leroy C. Richie

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ William A. Hawkins William A. Hawkins	/s/ Minor M. Shaw Minor M. Shaw

/s/ R. Glenn Hilliard R. Glenn Hilliard	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.	/s/ William F. Truscott William F. Truscott

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109